                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the inclusion in this Form 8-K/A of our report dated March 9, 2001, on ClearVision Laser Centers, Inc.'s consolidated financial statements as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP

Arthur Andersen LLP
Denver, Colorado,
March 1, 2002.